UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):  January 18, 2007

M.B.A. Holdings, Inc.
(Exact name of registrant as specified in its Charter)

Nevada	0-28221	87-0522680
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

9419 E. San Salvador, Suite 105, Scottsdale, AZ 85260

(Address of principal executive offices, including zip code)

(480) 860-2288

(Registrant's telephone number)

Item 4.01	Changes in Registrant’s Certifying Accountant.

On January 18, 2007, Epstein, Weber & Conover, PLC (“Epstein, Weber”)  resigned as the independent auditors for M.B.A. Holdings, Inc. (the “Company”).  On January 29, 2007, Jewett, Schwartz, Wolfe & Associates (“JSW”), was appointed as the independent auditors for the Company.   The appointment of JSW was approved by the Company's audit committee on January 29, 2007.

Semple & Cooper, LLP (“S&C”) had served as the Company's independent auditors for the fiscal years ending October 31, 2005 and 2004.  S&C resigned on April 10, 2006, and Epstein, Weber was appointed as independent auditor on June 4, 2006.  Form 8-Ks describing the changes in auditors were filed with the SEC on April 13, 2006, May 10, 2006 and June 8, 2006.

For the fiscal years ending October 31, 2005 and 2004, and subsequent interim period, S&C had qualified their opinion to the financial statements of the Company due to a going concern scope limitation. The auditor’s report on the same financial statements contained no adverse opinion, or disclaimer of opinion, nor was it modified as to accounting principles.

S&C had noted in the 2005 fiscal year that a material weakness existed in the internal controls over newly acquired assets. It was noted that the Company had experienced difficulties in establishing an acceptable level of control over the motorcycle rental operations. In addition, during the 2005 fiscal year, a weakness in internal controls has been attributed to staffing needs. The filling of vacancies, especially at the CFO position, was recommended to acquire needed knowledge, experience, and skills.

S&C had on each occasion of citing material weakness in internal controls in the 2005 and 2004 fiscal years and interim period, discussed the matter with the Audit Committee of the Company. The Company has recognized these weaknesses and has established a group to evaluate internal controls and to recommend changes to these controls to the Board of Directors.

During the period from June 4, 2006 to January 18, 2007, there were no disagreements with Epstein, Weber on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Epstein, Weber, would have caused it to make reference to the subject matter of the disagreements in connection with its report with respect to the financial statements of the Company.

The Company, herewith, authorizes full disclosure by S&C and Epstein, Weber to the yet-to-be-named successor of all records for which the authorization of the Company is required. Similarly, authorization will be given to the successor to make unrestricted inquiry of the former auditors.

During the period from June 4, 2006 to January 18, 2007, there were no “reportable events” as such term is described in Item 304(a)(1)(v) of Regulation S-B under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Company.

During the Company's two most recent fiscal years and any subsequent interim periods, the Company did not consult with JSW with respect to the Company regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B under the Exchange Act and the related instructions to Item 304 of Regulation S-B) or a “reportable event” (as such term is described in Item 304(a)(1)(v) of Regulation S-B), or (iii) any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

The Company has furnished a copy of this Report to Epstein, Weber and requested them to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. The letter from Epstein, Weber is being filed as Exhibit 16.1 to this amended Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)  Exhibits

          Exhibit 16.1    Letter of Epstein, Weber & Conover, PLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M.B.A. Holdings, Inc.

Date: February 13, 2007	By:	/s/ Gaylen M. Brotherson

Gaylen M. Brotherson Chief Executive Officer